UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

LASER PHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 N. Keller Rd.
Suite G
Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

On May 14, 2024, the Audit Committee of the Board of Directors (the “Audit Committee”) of Laser Photonics Corporation (the “Company”) determined, based on the recommendation of management, that the Company’s previously issued financial statements included in the Company’s Form 10-Q for the fiscal quarter ended March 31, 2024, filed May 15, 2024, and its Form 10-Q/A for the fiscal quarter ended June 30, 2024, should no longer be relied upon and needed to be restated. The Company filed Amendment No. 1 on May 21, 2024 (“Amendment No. 1”) to its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, as filed with the Securities Exchange Commission on May 15, 2024 (the “Original Filing”) to reflect certain revisions to the financial statements, Notes to Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, among other changes. The Original Filing was inadvertently filed prior to the Company’s outside independent accounting firm having had the opportunity to complete its review. Accordingly, the unaudited interim financial information presented in the Original Filing was not reviewed by the Company’s outside independent accounting firm as required by the rules of the Securities and Exchange Commission and as a result, the Original Filing was considered deficient and the Company was no longer considered to be timely or current in its filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Amendment No. 1 was filed by the Company to reflect the completed review of the Company’s outside independent accounting firm, Fruci & Associates II, PLLC, which contained certain revised information. Management believes that the interim financial information presented in Amendment No. 1 fairly presented, in all material respects, the financial condition and results of operations of the Company as of the end of and for the referenced periods and may be relied upon. Except for the absence of this review of the unaudited interim financial information discussed above, the Original Filing and this Amendment No. 1 to the Original Filing fully complied with the requirements of the Exchange Act.

The Audit Committee determined on September 5, 2024, that the Company should file an Amendment No. 2 (“Amendment No. 2 to Second Quarter 10-Q”) to its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, as filed with the Securities Exchange Commission (“SEC”) on August 29, 2024 (the “First Filing”) and amended on September 12, 2024 (“Amendment No. 1 to Second Quarter 10-Q”), to amend its financial statements in response to a comment letter from the SEC dated September 4, 2024, to adopt the accounting treatment in its First Filing in which the Company treated certain sales and marketing costs paid by the Company to an affiliate, Fonon Corporation, as equity distributions to an affiliate rather than as G&A expenses as set forth in Amendment No. 1 to Second Quarter 10-Q. The Company filed Amendment No. 2 to Second Quarter 10-Q on September 23, 2024, in which it disclosed that its current independent registered accounting firm, M&K CPAS, PLLC, has now agreed, following certain information provided to them by the Company, with the treatment of such expenses being equity distributions to an affiliate rather than G&A expenses as was the position taken by our prior independent registered accounting firm., Fruci & Associates II, LLC, in our annual report on Form 10-K for its fiscal year ended December 31, 2023 and the First Filing.

The Audit Committee, along with management, discussed with Fruci, the Company’s former independent registered public accounting firm, and the Company’s current independent registered public accounting firm, M&K CPAS PLLC, the matters disclosed in this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 2, 2024	Laser Photonics Corporation

	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

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